**This presentation is an English translation of the presentation made to the Special Committee in Chinese only on August 29, 2013. The English translation of the presentation was not distributed to any member of the Special Committee at any time and is provided for the purpose of reader convenience only.*

HOULIHAN LOKEY
华利安



Project Garden
DRAFT - Discussion Materials

Preliminary and for Discussion Purposes Only

August 29, 2013

MERGERS & ACQUISITIONS
FINANCIAL ADVISORY SERVICES
CAPITAL MARKETS
FINANCIAL RESTRUCTURING
HL.com

Confidential

Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "Materials"), are provided solely for the information of the Special Committee of the Board of Directors (the "Committee") of Yongye International, Inc. ("Yongye" or the "Company") by Houlihan Lokey Capital, Inc. ("Houlihan Lokey") in connection with the Committee's consideration of a potential transaction (the "Transaction") involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the Materials.

The Materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly permitted by Houlihan Lokey's engagement letter. The Materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Committee, the Company nor Houlihan Lokey takes any responsibility for the use of the Materials by persons other than the Committee. The Materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey's express prior written consent.

Notwithstanding any other provision herein, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of any transaction and all Materials of any kind (including opinions or other tax analyses, if any) that are provided to the Company relating to such tax treatment and structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. income or franchise tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. income or franchise tax treatment of the transaction. If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey's prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the Materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Houlihan Lokey's role in reviewing any information is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Committee. Any statement contained in the Materials as to tax matters was neither written nor intended by Houlihan Lokey or any of its affiliates to be used, and cannot be used by any taxpayer, for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then such statement is being delivered to support the promotion or marketing of the transaction or matter addressed and such person should seek advice based on its particular circumstances from an independent tax advisor.

The Materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the Materials. Although subsequent developments may affect the contents of the Materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the Materials, except as expressly contemplated by Houlihan Lokey's engagement letter. The Materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The Materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party. The Materials do not constitute any opinion, nor do the Materials constitute a recommendation to the Committee, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey's only opinion is the opinion, if any, that is actually delivered to the Committee. This presentation has been prepared based on limited information and thus is preliminary in nature and Houlihan Lokey reserves the right to modify this presentation as it may see fit. The Materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates.

The analyses contained in the Materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The Materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the Materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The Materials do not constitute a valuation opinion or credit rating. In preparing the Materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law.

All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the Materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the Materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose.

Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents.

The Materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The Materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey's affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. Houlihan Lokey provides mergers and acquisitions, restructuring and other advisory services to clients. Houlihan Lokey's personnel may make statements or provide advice that is contrary to information contained in the Materials. Houlihan Lokey's or its affiliates' proprietary interests may conflict with the Company's interests. Houlihan Lokey may have advised, may seek to advise and may in the future advise companies mentioned in the Materials.

For your convenience only we have provided a Chinese translation of the Materials. In the event of any inconsistency between the English and Chinese versions, the English version shall be controlling.

**This presentation is an English translation of the presentation made to the Special Committee in Chinese only on August 29, 2013. The English translation of the presentation was not distributed to any member of the Special Committee at any time and is provided for the purpose of reader convenience only.*

Transaction Value Overview

Summary of Transaction Value

(dollars and shares in millions, except per share values)

Security	Shares Outstanding[1]	Per Share Transaction Consideration	
Shares	50.7	$6.60	
Implied Values			
Implied Common Equity			**334.5**
Adjustments:			
Debt[2]			101.8
Preferred Stock[3]			57.2
Minority Interest[2]			25.9
Cash[4]			(47.0)
Implied Enterprise Value			**472.4**
Implied Transaction Multiples			
Revenue[5]			**Implied Multiple**
LTM			0.86x
FY 2013E			0.81x
FY 2014P			0.65x
Adjusted EBITDA[5]			
LTM			2.6x
FY 2013E			3.1x
FY 2014P			2.5x
Adjusted Net Income[5]			
LTM			2.7x
FY 2013P			3.2x
FY 2014P			2.7x
Price to Net Book Value[5]			
LTM			0.63x

Implied Premiums to Historical Stock Trading Prices

Trading Period Prior to Announcement 10/15/2012[6]	Closing Stock Price[7]	Implied Premium of Per Share Transaction Consideration over Average Closing Stock Price
Current (8/28/2013)	$5.98	10.4%
1 Day	$4.79	37.8%
5 Day Average	$4.76	38.7%
10 Day Average	$4.69	40.7%
1 Month Average	$4.57	44.5%
3 Month Average	$4.00	65.0%
6 Month Average	$3.56	85.3%
1 Year Average	$3.83	72.4%
52 Week High (11/09/2011)[8]	$5.90	11.9%
52 Week Low (05/21/2012)[8]	$2.60	153.8%
Up-list Price (9/3/2009)	$7.50	-12.0%

**This presentation is an English translation of the presentation made to the Special Committee in Chinese only on August 29, 2013. The English translation of the presentation was not distributed to any member of the Special Committee at any time and is provided for the purpose of reader convenience only.*

Notes:
1. Based on 50.7 million shares outstanding per 10-Q filed on 8/9/2013 for the quarterly period ended 6/30/2013
2. Debt, minority interest, and derivative liabilities per Company 10-Q filing dated 8/9/2013 for the quarterly period ended 6/30/2013
3. Preferred stock redemption value of US$57.2 million includes estimated accrued preferred dividends, per Buyer Group
4. Cash balance excludes cash necessary to finance short-term operations and capital expenditures as related to the Company's seasonal business model per Yongye Management estimates
5. LTM Revenue, EBITDA, Net Income and Net Book Value per 10-Q filed on 8/9/2013 for the quarterly period ended 6/30/2013; projections based on Yongye Management forecast
6. Date of public announcement of Buyer Group's proposal
7. Share prices per Capital IQ
8. 52-week period prior to going private announcement

Stock Trading History

Share Price & Volume History


Closing Stock Price (US$)
Daily Volume (millions)
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
MSPEA Preferred Stock Conversion Price¹ $8.66
Up-list Price to Nasdaq $7.50
Per Share Merger Consideration $6.60
Current Stock Price $5.98
4/21/2008: Acquired Golden Tan, Inc. (OTCBB: GDTN) in a reverse merger transaction
12/17/2009: Yongye up-listed to Nasdaq exchange at US$7.50 per share
8/3/2010: Yongye Nongfeng Biotechnology agreed to acquire the Shengmingsu brand products distribution network for US$32.9 million
3/12/2010: Yongye Nongfeng Biotechnology signed a letter of intent to acquire an undeveloped lignite coal resources project in Inner Mongolia from Wuchuan Shuntong Humic Acid Trading Company Limited for c. US$40 million
6/9/2011: Yongye issued 5,681,818 shares of redeemable preferred series A convertible shares to MSPEA, with gross proceeds of US$50 million
3/23/2012: Yongye launched 2 new crop nutrient products, Zhongbaosheng and Qianggenbao
10/15/2012: Yongye announced that it received a preliminary non-binding proposal to take the Company private
3/18/2013: NASDAQ halted trading in Yongye's common stock
6/17/2013: Yongye's stock resumed trading
4/21/08
7/21/08
10/21/08
1/21/09
4/21/09
7/21/09
10/21/09
1/21/10
4/21/10
7/21/10
10/21/10
1/21/11
4/21/11
7/21/11
10/21/11
1/21/12
4/21/12
7/21/12
10/21/12
1/21/13
4/21/13
8/28/13
Daily Volume
Last Sale Price

Price & Volume Statistics

52 Week High (8/19/2013)	$6.34	1-Week Avg. Daily Volume	174,660
52 Week Low (8/29/2012)	$4.00	1-Month Avg. Daily Volume	335,140
All Time High (10/14/2009)	$12.00	3-Month Avg. Daily Volume	418,360
All Time Low (2/12/2009)	$0.65	6-Month Avg. Daily Volume	396,030

Source: Capital IQ
Note:
1. Initial conversion price of MSPEA's preferred stock is US$8.80; per Management, the conversion price has decreased to US$8.66 since the Company did not meet certain net income thresholds

"This presentation is an English translation of the presentation made to the Special Committee in Chinese only on August 29, 2013. The English translation of the presentation was not distributed to any member of the Special Committee at any time and is provided for the purpose of reader convenience only.

Relative Stock Performance

Indexed Stock Price Performance Since Up-listing


170.0%
150.0%
130.0%
110.0%
90.0%
70.0%
50.0%
30.0%
Indexed Prices
9/3/09
11/27/09
2/20/10
5/16/10
8/9/10
11/2/10
1/26/11
4/21/11
7/15/11
10/8/11
1/1/12
3/26/12
6/19/12
9/12/12
12/6/12
3/1/13
5/25/13
8/18/13
8/28/13
S&P 500 Index: +63.0%
Yongye: -13.3%
Selected Emerging Market Peers[2]: -38.4%
Selected Chinese Peers[1]: -43.7%
S&P 500 Index
Yongye International, Inc.
Selected Chinese Peers
Selected Emerging Market Peers

Source: Capital IQ

Notes:

1. *Selected Chinese Peers include Anhui Liuguo Chemical Co., Ltd. (SHSE:600470), Anhui Sierte Fertilizer Industry Co., Ltd. (SZSE:002538), Chongqing Jian Feng Chemical Co., Ltd. (SZSE:000950), Guangxi Hechi Chemical Co., Ltd (SZSE:000953), Ko Yo Chemical Group Limited. (SEHK:827), Luzhou Chemical Industry Co., Ltd. (SHSE:600423), Nanjing Redsun Co., Ltd. (SZSE:000525), Sinofert Holding Ltd. (SEHK:297), Stanley Fertilizer Co., Ltd. (SZSE:002588), Yunnan Yuantianhua Co., Ltd. (SHSE:600096), Migao Corporation (TSX:MGO), and China Green Agriculture, Inc. (NYSE:CGA)*

2. *Selected Emerging Market Peers include Agritech Limited (KASE:AGL), Coromandel International Limited (BSE:506395), Fauji Fertilizer Bin Qasim Limited (KASE:FFBL), Fertilizantes Heringer S/A (BOVESPA:FHER3), Gubre Fabrikalari Turk Anonim Sirketi (IBSE:GUBRF), Gujarat State Fertilizers & Chemicals Ltd. (BSE:500690), Joint Stock Company Dorogobush (MICEX:DGBZ), Madras Fertilizers Ltd. (NSEI:MADRASFERT), Mangalore Chemicals & Fertilizers Limited (BSE:530011), National Fertilizers Ltd. (BSE:523630), OJSC PhosAgro (LSE:PHOR), Rashtriya Chemicals And Fertilizers Limited (BSE:524230) and Sinon Corporation (TSEC:1712)*

**This presentation is an English translation of the presentation made to the Special Committee in Chinese only on August 29, 2013. The English translation of the presentation was not distributed to any member of the Special Committee at any time and is provided for the purpose of reader convenience only.*

Draft - For Discussion Purposes Only

Preliminary Financial Analysis Summary[1]

Implied Per Share Equity Value[2] Reference Range


$13.00
$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
Price Per Share
$10.24
$5.92
$8.78
$5.33
$11.32
$4.84
~$12.00
~$6.00
Per share consideration of $6.60
Selected Companies Analysis
Selected Companies Analysis
Selected Transactions Analysis
Discounted Cash Flow Analysis

Selected Companies Analysis	Selected Companies Analysis	Selected Transactions Analysis	Discounted Cash Flow Analysis
0.80x - 1.20x LTM 6/30/2013 Revenue	0.70x - 1.00x NFY 12/31/2013 Revenue	0.70x - 1.30x LTM 6/30/2013 Revenue	*Discounted cash flow analysis is based on non-current information from the Company. In order to obtain a more accurate valuation range, Company management needs to provide Houlihan Lokey with more accurate and comprehensive information regarding the Company's balance sheet and net working capital

Source: Projected values per Yongye Management

Notes:

No particular weight was attributed to any individual analysis

1. Based on 50.7 million shares outstanding per 10-Q filed on 8/9/2013 for the quarterly period ended 6/30/2013

2. Debt, minority interest, and derivative liabilities per Company 10-Q filing dated 8/9/2013 for the quarterly period ended 6/30/2013; cash balance excludes cash necessary to finance short-term operations and capital expenditures as related to the Company's seasonal business model per management; preferred stock redemption value of US$57.2 million includes estimated accrued preferred dividends, per Buyer Group

LTM refers to the most recently completed twelve month period for which financial information has been made public

NFY refers to the next fiscal year for which financial information has not been made public

This presentation is an English translation of the presentation made to the Special Committee in Chinese only on August 29, 2013. The English translation of the presentation was not distributed to any member of the Special Committee at any time and is provided for the purpose of reader convenience only.

Cash Balance Analysis

- The Company's business is highly seasonal; sales during the second and third quarters typically represent 70-80% of total annual sales
- There is typically a long lag period between revenue accrual and cash collections
  - The Company's receivable days were 150+ in FY 2011 and 240+ in FY 2012
- As of Q2 2013, the Company's cash balance is at a historically high level of US$254.6 million, however:
  - As with historical periods, the Company expects operating expenses to increase in Q3 and Q4 2013, in support of operations and accumulating additional inventory
  - The Company also expects to spend additional capex in the second half of 2013 of US$40+ million to finance a new manufacturing plant
  - As such, Company management forecasts a cash balances of US$47 million at the end of Q4 2013
  - Management views the Company's current cash balance in excess of US$47 million as necessary to fund working capital and capital expenditure needs, which are essential to execute on the current business plan

Cash Balance (Q2 2009 to Q4 2013)


Q2 2013 Cash Balance:
US$255 million
8/28/2013 Expected
Cash Balance:
US$80 million
Cash Balance (US$ in millions)
300.0
250.0
200.0
150.0
100.0
50.0
0
5
4
66
51
38
25
42
45
75
80
81
142
82
18
45
184
255
80
47
09Q2
09Q3
09Q4
10Q1
10Q2
10Q3
10Q4
11Q1
11Q2
11Q3
11Q4
12Q1
12Q2
12Q3
12Q4
13Q1
13Q2E
13Q3P
13Q4P
Historical
Management Projection

Source: Company filings, management projections

*This presentation is an English translation of the presentation made to the Special Committee in Chinese only on August 29, 2013. The English translation of the presentation was not distributed to any member of the Special Committee at any time and is provided for the purpose of reader convenience only.

Historical and Projected Financial Performance[1]

(US$ in millions)

	Fiscal Year Ended December 31,				LTM	Fiscal Year Ending December 31,					12A-17P
	2009	2010	2011	2012	6/30/2013	2013E	2014E	2015E	2016E	2017E	CAGR[2]
Revenue	$98.1	$214.1	$390.4	$443.0	$547.6	$582.8	$730.8	$882.1	$1,057.0	$1,277.7	23.6%
Revenue Growth %	*104.0%*	*118.3%*	*82.3%*	*13.5%*		*31.6%*	*25.4%*	*20.7%*	*19.8%*	*20.9%*	
Cost of Goods Sold	(46.0)	(94.8)	(162.1)	(180.6)	(218.3)	(242.4)	(310.6)	(381.1)	(464.0)	(568.6)	
Gross Profit	$52.1	$119.3	$228.3	$262.4	$329.3	$340.4	$420.2	$501.0	$593.0	$709.1	
Gross Margin %	*53.1%*	*55.7%*	*58.5%*	*59.2%*	*60.1%*	*58.4%*	*57.5%*	*56.8%*	*56.1%*	*55.5%*	
SG&A Expenses	(19.0)	(54.6)	(109.6)	(118.2)	(146.7)	(181.0)	(227.1)	(284.2)	(354.7)	(445.2)	
R&D Expenses	(1.7)	(4.9)	(13.1)	(16.6)	(20.0)	(19.5)	(23.4)	(28.1)	(33.7)	(40.4)	
Depreciation & Amortization	0.6	3.7	8.6	15.7	18.3	14.0	16.6	19.1	19.4	19.4	
Impairment of Goodwill	0.0	0.0	0.0	(10.8)	(10.8)	0.0	0.0	0.0	0.0	0.0	
Total Adjustments	0.0	0.0	0.0	4.4	10.8	0.0	0.0	0.0	0.0	0.0	
Adjusted EBITDA	$32.0	$63.5	$114.2	$137.0	$180.8	$153.9	$186.3	$207.9	$224.0	$242.9	12.1%
EBITDA Margin %	*32.6%*	*29.7%*	*29.2%*	*30.9%*	*33.0%*	*26.4%*	*25.5%*	*23.6%*	*21.2%*	*19.0%*	
Depreciation & Amortization	(0.6)	(3.7)	(8.6)	(15.7)	(18.3)	(14.0)	(16.6)	(19.1)	(19.4)	(19.4)	
Adjusted EBIT	$31.4	$59.8	$105.6	$121.3	$162.5	$139.9	$169.7	$188.7	$204.6	$223.5	13.0%
EBIT Margin %	*32.0%*	*27.9%*	*27.0%*	*27.4%*	*29.7%*	*24.0%*	*23.2%*	*21.4%*	*19.4%*	*17.5%*	
Adjustments											
Impairment Loss of Goodwill	-	-	-	(10.8)	(10.8)	-	-	-	-	-	
Reversal of Allowance for Doubtful Accounts	-	-	-	6.3	-	-	-	-	-	-	
Total Adjustments	-	-	-	4.4	10.8	-	-	-	-	-	

Source: Company Filings, Capital IQ; Projections provided by Company Management
Note:
1. All numbers based on GAAP reporting metrics, unless noted otherwise
2. CAGR refers to Compound Annual Growth Rate

This presentation is an English translation of the presentation made to the Special Committee in Chinese only on August 29, 2013. The English translation of the presentation was not distributed to any member of the Special Committee at any time and is provided for the purpose of reader convenience only.

Selected China Companies Trading Statistics

(dollars and shares in millions, except per share values)

Company	Exchange	Price 8/28/2013 ($)	Eq. Market Value[1] ($mm)	Enterprise Value[2] ($mm)	EV / Revenue LTM (x)	EV / Revenue NFY (x)	EV / Revenue NFY+1 (x)	EV / EBITDA LTM (x)	EV / EBITDA NFY (x)	EV / EBITDA NFY+1 (x)	Price / Adjusted EPS LTM (x)	Price / Adjusted EPS NFY (x)	Price / Adjusted EPS NFY+1 (x)	Price / Book Value
Selected China Companies														
Yunnan Yuntianhua Co., Ltd.	SHSE	$1.53	$1,059.6	$3,910.7	2.47x	0.70x	0.45x	20.2x	8.2x	6.1x	NMF	11.2x	7.4x	1.65x
Nanjing Redsun Co. Ltd.	SEHK	3.01	1,524.9	2,014.1	1.71x	1.37x	1.28x	16.2x	13.1x	16.9x	9.9x	6.7x	5.8x	0.53x
Sinofert Holdings Ltd.	SZSE	0.15	1,077.9	1,781.0	0.28x	0.25x	0.24x	8.1x	7.0x	6.5x	34.0x	17.8x	16.6x	3.27x
Anhui Liuguo Chemical Co., Ltd.	SHSE	1.06	553.1	896.6	0.98x	0.80x	0.70x	21.6x	NA	NA	18.6x	16.2x	13.0x	2.90x
Stanley Fertilizer Co., Ltd.	SZSE	4.71	1,034.2	880.0	1.02x	0.82x	0.63x	7.1x	10.3x	8.5x	NMF	31.9x	26.0x	1.95x
Chongqing JianFeng Chemical Co., Ltd	SHSE	0.66	395.3	701.6	1.23x	1.12x	1.05x	10.7x	12.7x	12.5x	27.8x	8.4x	8.2x	1.07x
Ko Yo Chemical Group Limited	SZSE	0.01	65.9	567.0	2.76x	NA	NA	18.4x	NA	NA	NMF	31.3x	24.2x	1.29x
Anhui Sierte Fertilizer Industry Co., Ltd.	SZSE	1.55	459.0	488.2	1.50x	1.11x	0.80x	13.0x	7.3x	5.8x	20.8x	11.5x	8.3x	1.96x
Liuzhou Chemical Industry Co., Ltd.	SEHK	0.70	279.9	329.7	0.79x	0.66x	0.60x	5.4x	NA	NA	8.7x	NA	NA	0.54x
Guangxi Hechi Chemical Co., Ltd.	SZSE	0.77	226.3	246.8	1.82x	NA	NA	23.2x	NA	NA	NMF	NA	NA	2.37x
Migao Corporation	TSX	1.10	57.5	147.7	0.52x	0.60x	0.45x	NMF	NMF	8.3x	NMF	NMF	10.5x	0.20x
China Green Agriculture, Inc.	NYSE	3.29	91.9	31.3	0.15x	NA	NA	0.5x	NA	NA	2.2x	NA	NA	0.37x
Mean			$568.8	$999.5	1.27x	0.83x	0.69x	13.1x	9.8x	9.2x	17.4x	16.9x	13.3x	1.51x
Median			$427.1	$634.3	1.12x	0.80x	0.63x	13.0x	9.3x	8.3x	18.6x	13.9x	10.5x	1.47x
Yongye International Inc. (Closing Price)	NasdaqGS	$5.98	$303.1	$441.0	0.81x	0.76x	0.60x	2.4x	2.9x	2.4x	2.5x	2.9x	2.4x	0.57x
Yongye International Inc. (Per Share Merger Consideration)	NasdaqGS	$6.60	$334.5	$472.4	0.86x	0.81x	0.65x	2.6x	3.1x	2.5x	2.7x	3.2x	2.7x	0.63x

Sources: Capital IQ, Company public filings, Analyst reports
Notes:
*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment.
LTM refers to the most recently completed twelve month period for which financial information has been made public.
NA refers to not available figure.
NMF refers to not meaningful figure.
No company used in this analysis for comparative purposes is identical to the Company
Converted to US$ using relevant rates as of 8/28/2013
Based on 50.7 million shares outstanding per 10-Q filed on 8/9/2013 for the quarterly period ended 6/30/2013.

This presentation is an English translation of the presentation made to the Special Committee in Chinese only on August 29, 2013. The English translation of the presentation was not distributed to any member of the Special Committee at any time and is provided for the purpose of reader convenience only.

Selected Emerging Markets Companies Trading Statistics

(dollars and shares in millions, except per share values)

Company	Exchange	Price 8/28/2013 ($)	Eq. Market Value [1] ($mm)	Enterprise Value [2] ($mm)	EV / Revenue LTM (x)	EV / Revenue NFY (x)	EV / Revenue NFY+1 (x)	EV / EBITDA LTM (x)	EV / EBITDA NFY (x)	EV / EBITDA NFY+1 (x)	Price / Adjusted EPS LTM (x)	Price / Adjusted EPS NFY (x)	Price / Adjusted EPS NFY+1 (x)	Price / Book Value
Selected Emerging Market Companies														
OJSC PhosAgro	LSE	$9.20	$3,574.2	$4,651.7	1.42x	1.44x	1.43x	4.9x	5.5x	5.7x	7.5x	7.8x	8.3x	2.16x
Coromandel International Ltd.	BSE	2.77	784.9	1,173.8	0.90x	0.77x	0.68x	12.1x	8.5x	7.1x	15.9x	10.5x	8.2x	3.16x
National Fertilizers Ltd.	BSE	0.28	135.4	831.2	0.89x	NA	NA	NMF	NA	NA	NMF	NA	NA	0.59x
Gubre Fabrikalari Turk Anonim Sirketi	IBSE	5.93	500.9	716.5	0.66x	0.59x	0.59x	2.6x	NA	NA	6.7x	NA	NA	2.13x
Fertilizantes Heringer S/A	BOVESPA	3.47	168.1	545.0	0.24x	0.23x	0.19x	5.3x	4.9x	4.2x	NMF	4.1x	4.1x	1.02x
Joint Stock Company Dorogobuzh	MICEX	0.47	337.8	500.0	1.06x	NA	NA	3.4x	NA	NA	2.5x	NA	NA	0.45x
Fauji Fertilizer Bin Qasim Ltd.	KASE	0.38	351.4	460.5	0.84x	0.90x	0.89x	4.5x	NA	NA	6.5x	NA	NA	2.97x
Gujarat State Fertilizers & Chemicals Ltd.	BSE	0.65	259.9	454.9	0.53x	0.47x	0.45x	5.0x	3.7x	3.2x	4.9x	4.0x	3.3x	0.45x
Rashtriya Chemicals And Fertilizers Ltd.	BSE	0.40	218.4	449.7	0.45x	0.44x	0.39x	5.1x	5.8x	4.9x	5.5x	5.4x	4.7x	0.64x
Sinon Corporation	TSEC	0.48	160.9	284.8	0.58x	NA	NA	8.8x	NA	NA	13.3x	13.7x	11.8x	1.01x
Agritech Ltd.	KASE	0.11	42.4	276.3	NMF	NA	NA	NMF	NA	NA	NMF	NA	NA	0.66x
Mangalore Chemicals & Fertilizers Ltd.	BSE	0.69	81.6	255.6	0.63x	NA	NA	9.4x	NA	NA	7.9x	NA	NA	0.96x
Madras Fertilizers Ltd.	NSEI	0.17	27.6	71.3	0.19x	NA	NA	1.8x	NA	NA	1.6x	NA	NA	NMF
Mean			**$511.0**	**$820.9**	**0.70x**	**0.69x**	**0.66x**	**5.7x**	**5.7x**	**5.0x**	**7.2x**	**7.6x**	**6.7x**	**1.35x**
Median			**$218.4**	**$460.5**	**0.64x**	**0.59x**	**0.59x**	**5.0x**	**5.5x**	**4.9x**	**6.6x**	**6.6x**	**6.4x**	**0.98x**
Yongye International Inc. (Closing Price)	**NasdaqGS**	**$5.98**	**$303.1**	**$441.0**	**0.81x**	**0.76x**	**0.60x**	**2.4x**	**2.9x**	**2.4x**	**2.5x**	**2.9x**	**2.4x**	**0.57x**
Yongye International Inc. (Per Share Merger Consideration)	**NasdaqGS**	**$6.60**	**$334.5**	**$472.4**	**0.86x**	**0.81x**	**0.65x**	**2.6x**	**3.1x**	**2.5x**	**2.7x**	**3.2x**	**2.7x**	**0.63x**

Sources: Capital IQ, Company public filings, Analyst reports
Notes:
*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment.
LTM refers to the most recently completed twelve month period for which financial information has been made public.
NA refers to not available figure.
NMF refers to not meaningful figure.
No company used in this analysis for comparative purposes is identical to the Company
Converted to US$ using relevant rates as of 8/28/2013
Based on 50.7 million shares outstanding per 10-Q filed on 8/9/2013 for the quarterly period ended 6/30/2013

This presentation is an English translation of the presentation made to the Special Committee in Chinese only on August 29, 2013. The English translation of the presentation was not distributed to any member of the Special Committee at any time and is provided for the purpose of reader convenience only.

Selected China Agrochemical Transactions Analysis

(dollars and shares in millions, except per share values)

Announced	Target	Buyer	Target Country	% Acquired	Implied EV ($mm)	Revenue ($mm)	EBITDA ($mm)	Implied EV/ Revenue	Implied EV/ EBITDA	EBITDA Margin %	Implied Equity Value Net Income	Implied Equity Value Book Value
Change of Control M&A Transactions												
01/08/2013	Hanfeng Evergreen Inc.	Mr. Xinduo Yu (CEO of Hanfeng Evergreen)	China	80%	$76.0	$240.3	($20.0)	0.32x	NM	NM	NM	0.70x
01/08/2013	Liuzhou Liuhua Compound Fertilizer Co., Ltd.	Liuzhou Chemical Industry Co., Ltd.	China	99%	3.4	NA	NA	NA	NA	NA	NM	1.21x
11/26/2012	Yunnan Fengxi Chemical Co., Ltd.	Fuyuan County Dongyinyuan Coal Co., Ltd.	China	100%	1.3	NA	NA	NA	NA	NA	NA	NA
07/04/2012	Guizhou Tianfu Chemical Co., Ltd.	Guizhou Industrial Investment (Group) Co., Ltd.	China	51%	163.2	NA	NA	NA	NA	NA	NM	1.03x
06/26/2012	Henan Datong Chemical Industry Co., Ltd.	China Jinshi Investment Holdings Ltd.	China	100%	9.9	NA	NA	NA	NA	NA	NA	NA
04/30/2012	Yixing Guohao Bio-Environmental Co., Ltd.	Shing Hing International Limited	China	NA	NA	NA	NA	NA	NA	NA	NA	NA
01/09/2012	Xundian Lomon Phosphorus Chemical Co., Ltd.	Sinochem Fertilizer Co., Ltd.	China	100%	218.8	NA	NA	NA	NA	NA	NA	6.27x
12/22/2011	Century Wanyeyuan Bio-engineering Co., Ltd.	NA	China	65%	10.0	1.9	NA	5.30x	NA	NA	NA	NA
12/05/2011	Jiangxi Guixi Fertilizer Co., Ltd.	Anhui Liuguo Chemical Co., Ltd.	China	51%	15.0	NA	NA	NA	NA	NA	NA	NA
10/10/2011	Guangxi Hechi Chemical Co., Ltd.	Lingshan Huaxing Arts and Crafts Factory	China	100%	NA	NA	NA	NA	NA	NA	NA	NA
05/06/2011	Yueyang Hongrun Fertilizer Co., Ltd.	Guangzhou Yingxi Decoration Engineering Co., Ltd.	China	100%	1.0	NA	NA	NA	NA	NA	NA	NA
04/28/2011	Shandong Huayang Technology Co.,Ltd.	Shandong Huayang Science and Technology Co., Ltd.	China	100%	NA	83.3	6.8	NA	NA	8.2%	NA	NA
03/30/2011	Shandong Dacheng Pesticide Co., Ltd.	Shandong Hualian Mining Co., Ltd.	China	100%	NA	120.1	8.7	NA	NA	7.2%	NA	NA
			Median			$101.7	$6.8	2.81x	NA	7.7%	NA	1.12x
			Mean			111.4	(1.5)	2.81x	NA	7.7%	NA	2.30x
Non Change of Control M&A Transactions												
07/31/2013	Boyuan Group, Bodashidi Plant	Youngor Investment Co., Ltd.	China	29%	$317.2	NA	NA	NA	NA	NA	NA	NA
05/31/2013	SDIC Xinjiang Luobupo Potash Co., Ltd.	Xinjiang Guannong Fruit & Antler Group Co., Ltd.	China	NA	NA	726.5	NA	NA	NA	NA	12.7x	7.99x
01/04/2013	Beihai Gofar Marine Biological Industry Co., Ltd.	Sealand Securities Co., Ltd.	China	5%	NA	87.1	(4.8)	NA	NA	NM	NA	NA
07/19/2012	Anhui Huaxing Chemical Industry Co., Ltd.	China-Trust Shanghai Oil Group Co., Ltd.	China	NA	NA	146.8	1.4	NA	NA	1.0%	NA	NA
07/16/2012	Shandong Huayang Technology Co.,Ltd.	Shanxi Gengyang Investment Co., Ltd.	China	12%	196.5	95.3	4.5	2.06x	43.5x	4.7%	NM	5.10x
06/05/2012	Yunnan Three Circles-Sinochem Fertilizers Co., Ltd.	Yunnan Yuntianhua Co., Ltd.	China	NA	166.9	NA	NA	NA	NA	NA	NA	NA
05/18/2012	Yidu Xingfa Chemical Co., Ltd.	Hubei Xingfa Chemicals Group Co. Ltd.	China	49%	86.6	NA	NA	NA	NA	NA	NA	NA
05/08/2012	Hebei Wanquan Hongyu Chemicals Co., Ltd.	Beijing Nutrichem International Co., Ltd.	China	49%	41.6	58.9	NA	0.71x	NA	NA	6.3x	NA
04/18/2012	Shandong Kingenta Ecological Engineering Co.,Ltd.	Youngor Investment Co., Ltd.	China	11%	1,170.9	1,304.4	108.0	0.90x	10.8x	8.3%	15.9x	2.46x
02/21/2012	Jiangsu Yangnong Chemical Group Co., Ltd.	Sinochem International Corporation	China	36%	730.1	NA	NA	NA	NA	NA	NA	NA
02/08/2012	HeBei Veyong Bio-chemical Co., Ltd.	Xinao Holding Investment Co., Ltd.	China	NA	NA	289.6	23.9	NA	NA	8.3%	NA	NA
11/27/2011	China XLX Fertiliser Ltd.	Primavera Capital Group	China	NA	NA	568.2	71.9	NA	NA	12.7%	NA	NA
11/09/2011	Shaanxi Xinghua Chemistry Co.,Ltd.	Shaanxi Yanchang Petroleum Chemical Construction	China	NA	NA	204.8	44.9	NA	NA	21.9%	NA	NA
09/09/2011	Luxi Chemical Group Co., Ltd.	CDH Investments	China	NA	NA	1,468.4	184.1	NA	NA	12.5%	NA	NA
05/29/2011	Yongye International, Inc.	Morgan Stanley Private Equity Asia Ltd.	China	NA	NA	239.4	70.4	NA	NA	29.4%	NA	NA
05/09/2011	Dazhou Koyo Chemical Industry Co., Ltd.	International Finance Corporation	China	NA	NA	NA	NA	NA	NA	NA	NA	NA
03/21/2011	Yunnan Tianreng Chemical Company Ltd.	Yunnan Yuntianhua Co., Ltd.	China	11%	5.8	NA	NA	NA	NA	NA	NA	NA
02/08/2011	Shandong Huayang Technology Co., Ltd.	Zibo Hongda Mining Industry Co., Ltd.	China	20%	252.0	77.3	6.7	3.26x	37.7x	8.6%	NM	5.69x
			Median			$222.1	$34.4	1.48x	37.7x	8.6%	12.7x	5.39x
			Mean			438.9	51.1	1.73x	30.7x	11.9%	11.7x	5.31x
			Overall									
			Median			$175.8	$8.7	1.48x	37.7x	8.3%	12.7x	3.78x
			Mean			357.0	39.0	2.09x	30.7x	11.2%	11.7x	3.81x
			High			1,468.4	184.1	5.30x	43.5x	29.4%	15.9x	7.99x
			Low			1.9	(20.0)	0.32x	10.8x	1.0%	6.3x	0.70x

Source: Capital IQ
Notes: NA refers to not available
1. Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of the announcement.
2. Based on reported metric for the most recent LTM period prior to the announcement of the transaction
Based on 50.7 million shares outstanding per 10-Q filed on 8/9/2013 for the quarterly period ended 6/30/2013

***This presentation is an English translation of the presentation made to the Special Committee in Chinese only on August 29, 2013. The English translation of the presentation was not distributed to any member of the Special Committee at any time and is provided for the purpose of reader convenience only.**

Announced	Target	Buyer	Target Country	% Acquired	Implied EV ($mm)	Revenue ($mm)	EBITDA ($mm)	Implied EV/ Revenue	Implied EV/ EBITDA	EBITDA Margin %	Implied Equity Value Net Income	Implied Equity Value Book Value
10/15/2012	Yongye International, Inc.	Chairman Wu; Full Alliance; MSPEA; Lead Rich		75%	472.4	547.6	180.8	0.86x	2.6x	33.0%	2.7x	0.63x

Selected International Agrochemical Transactions Analysis

(dollars and shares in millions, except per share values)

Announced	Target	Buyer	Target Country	% Acquired	Implied EV ($mm)	Revenue ($mm)	EBITDA ($mm)	Implied EV/ Revenue	Implied EV/ EBITDA	EBITDA Margin %	Implied Equity Value/ Net Income	Implied Equity Value/ Book Value
Change of Control M&A Transactions												
02/06/2013	Rosier S.A.	Borealis AG	Belgium	57%	98.9	376.8	9.9	0.26x	10.0x	2.6%	22.6x	1.01x
12/19/2012	Pace International, LLC	Valent BioSciences Corporation	United States	75%	86.7	NA	NA	NA	NA	NA	NA	NA
12/18/2012	Vale S.A., Araucária Nitrogenados Fertilizer Plant	Petróleo Brasileiro S.A. - Petrobras	Brazil	100%	234.0	NA	NA	NA	NA	NA	NA	NA
12/07/2012	Bunge Limited, Fertilizer Business in Brazil	Yara International ASA	Brazil	100%	750.0	NA	NA	NA	NA	NA	NA	NA
12/04/2012	Sree Ramcides Chemicals Pvt. Ltd.	SDS Biotech K.K.	India	65%	26.4	19.3	0.4	1.37x	60.2x	2.3%	NM	3.62x
08/16/2012	Agritech Limited	Faysal Bank; Askari Bank; Soneri Bank	Pakistan	80%	400.8	56.6	19.8	7.08x	20.2x	35.0%	NM	1.12x
07/23/2012	Avima (Pty) Ltd.	AGRO-SERVE (PROPRIETARY) LIMITED	South Africa	100%	9.5	14.2	NA	0.67x	NA	NA	NA	NA
06/26/2012	Landec Ag, LLC.	Incotec Holding North America, Inc.	United States	100%	0.6	4.2	NA	0.14x	NA	NA	NA	NA
06/18/2012	Zaklady Azotowe Pulawy Spolka Akcyjna	Synthos S.A	Poland	NA	465.5	1,121.4	228.6	0.42x	2.0x	20.4%	NA	NA
05/08/2012	K+S Nitrogen GmbH	OJSC Mineral and Chemical Company	Germany	100%	181.9	1,503.0	NA	0.12x	NA	NA	NA	NA
12/13/2011	SIBUR-Mineral Fertilizers JSC	CJSC Holding Company Siberian Business Union	Russia	100%	1,000.0	978.0	222.0	1.02x	4.5x	22.7%	NA	NA
07/26/2011	DVA Agro Brasil C.I.E.I.A. Ltda.	United Phosphorus Limited	Brazil	51%	362.7	130.0	NA	2.79x	NA	NA	NA	NA
07/21/2011	S.C. Alcedo S.R.L.	Sumitomo Corporation	Romania	90%	84.7	67.8	NA	1.25x	NA	NA	NA	NA
06/20/2011	Carrs Fertilisers Limited	Origin Enterprises Plc	United Kingdom	100%	30.8	96.1	NA	0.32x	NA	NA	NA	NA
06/20/2011	COMPO GmbH & Co. KG	Triton	Germany	100%	293.6	576.2	NA	0.51x	NA	NA	NA	NA
05/26/2011	International Mineral Technologies, LLC	Agrium Advanced Technologies, Inc.	United States	100%	44.0	60.0	NA	0.73x	NA	NA	NA	NA
05/10/2011	SDS Biotech K.K.	Idemitsu Kosan Co. Ltd.	Japan	70%	166.0	142.6	21.6	1.16x	7.7x	15.1%	9.4x	2.18x
05/02/2011	Agrium Italia S.p.A.	Agrium Europe S.A.	Spain	100%	27.0	200.0	NA	0.14x	NA	NA	NA	NA
04/11/2011	Antonio Puentes Mendez S.A.U.	ICL Fertilizers Ltd.	Spain	100%	289.1	163.3	NA	1.77x	NA	NA	NA	NA
03/17/2011	Cleancrop UK Limited	Silos (UK) Limited	United Kingdom	100%	65.3	113.1	NA	0.58x	NA	NA	NA	NA
03/10/2011	Rigby Taylor Ltd	Origin Enterprises Plc	United Kingdom	100%	16.4	36.4	NA	0.45x	NA	NA	NA	NA
					Median	$121.5	$20.7	0.62x	8.8x	17.8%	16.0x	1.65x
					Mean	314.4	83.7	1.15x	17.4x	16.3%	16.0x	1.98x
Non-Change of Control M&A Transactions												
04/16/2013	Plant Health Care	Quorum plc	United Kingdom	1%	76.6	7.8	(6.1)	9.89x	NM	(78.7)%	NM	6.08x
04/10/2013	Mangalore Chemicals & Fertilizers Limited	Adventz Investments and Holdings Limited	India	8%	315.1	509.9	30.9	0.62x	10.2x	6.1%	7.8x	0.89x
01/24/2013	Liberty Phosphate Ltd.	Coromandel International Limited	India	49%	66.9	90.6	17.4	0.74x	3.8x	19.2%	6.5x	2.52x
01/22/2013	Browns Investments PLC	Brown & Company PLC	United States	9%	83.9	21.2	0.4	3.96x	NM	NM	NM	0.79x
05/30/2011	Sabero Organics Gujarat Limited	Coromandel International Limited	India	42%	139.2	91.5	9.4	1.52x	14.8x	10.3%	NM	NA
09/13/2012	MBAC Fertilizer Corp	B&A Mineracao S.A.	Canada	12%	370.2	5.9	(20.7)	62.92x	NM	NM	NM	1.96x
05/23/2012	Azomures	Pelican Fertilizers GmbH	Romania	24%	329.0	486.1	NA	0.68x	NA	NA	3.3x	1.14x
03/27/2012	Olaines Kudra	Florabalt SIA Ltd.	Latvia	5%	6.4	1.7	(0.2)	3.75x	NM	NM	NM	2.18x
11/25/2011	OJSC PhosAgro	Menora Trading Limited	Russia	0%	6,340.5	2,843.6	957.8	2.23x	6.6x	33.7%	9.8x	4.20x
06/30/2011	Stähler International GmbH & Co. KG	Cheminova A/S	Germany	25%	50.6	145.1	NA	0.35x	NA	NA	NA	NA
06/22/2011	Vale Fertilizantes SA	Mineracao Naque S.A.	Brazil	20%	8,822.0	1,931.0	414.0	4.57x	21.3x	21.4%	46.7x	2.25x
05/10/2011	Nufarm Limited	Sumitomo Chemical Co. Ltd.	Australia	2%	1,994.3	2,302.2	198.6	0.87x	10.0x	8.6%	NM	0.88x
02/14/2011	Fumakilla Ltd.	S.T. Corporation	Japan	NA	193.3	274.7	2.9	0.70x	66.5x	1.1%	NA	NA
					Median	$145.1	$9.4	1.52x	10.2x	9.4%	7.8x	2.07x
					Mean	670.1	145.8	7.14x	19.1x	2.7%	14.8x	2.29x
					Overall							
					Median	$130.0	$17.4	0.74x	10.0x	12.7%	9.4x	2.07x
					Mean	463.6	123.9	3.66x	18.3x	8.5%	15.2x	2.20x
					High	2,843.6	957.8	62.92x	66.5x	35.0%	46.7x	6.08x
					Low	1.7	(20.7)	0.12x	2.0x	(78.7)%	3.3x	0.79x

Source: Capital IQ
Notes: NA refers to not available
1. Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of the announcement
2. Based on reported metric for the most recent LTM period prior to the announcement of the transaction
Based on 50.7 million shares outstanding per 10-Q filed on 8/9/2013 for the quarterly period ended 6/30/2013

**This presentation is an English translation of the presentation made to the Special Committee in Chinese only on August 29, 2013. The English translation of the presentation was not distributed to any member of the Special Committee at any time and is provided for the purpose of reader convenience only.*

Announced	Target	Buyer	Target Country	% Acquired	Implied EV ($mm)	Revenue ($mm)	EBITDA ($mm)	Implied EV/ Revenue	Implied EV/ EBITDA	EBITDA Margin %	Implied Equity Value/ Net Income	Implied Equity Value/ Book Value
10/15/2012	Yongye International, Inc.	Chairman Wu; Full Alliance; MSPEA; Lead Rich		75%	472.4	547.6	180.8	0.86x	2.6x	33.0%	2.7x	0.63x

Benchmarking Analysis[1]

Size (LTM Revenue, millions)	
Sinofert Holdings Ltd.	$6,410.2
Yunnan Yuntianhua Co., Ltd.	$1,581.8
Nanjing Redsun Co. Ltd.	$1,180.9
Anhui Liuguo Chemical Co., Ltd.	$914.5
Stanley Fertilizer Co., Ltd.	$864.2
Chongqing JianFeng Chemical Co., Ltd	$570.0
Yongye International	**$547.6**
Liuzhou Chemical Industry Co., Ltd.	$418.2
Anhui Sierte Fertilizer Industry Co., Ltd.	$325.8
Migao Corporation	$282.5
Ko Yo Chemical Group Limited	$205.5
China Green Agriculture, Inc.	$204.4
Guangxi Hechi Chemical Co., Ltd.	$135.8

Size[2] (EV as of 08/28/2013, millions)	
Yunnan Yuntianhua Co., Ltd.	$3,910.7
Nanjing Redsun Co. Ltd.	$2,014.1
Sinofert Holdings Ltd.	$1,781.0
Anhui Liuguo Chemical Co., Ltd.	$896.6
Stanley Fertilizer Co., Ltd.	$880.0
Chongqing JianFeng Chemical Co., Ltd	$701.6
Ko Yo Chemical Group Limited	$567.0
Anhui Sierte Fertilizer Industry Co., Ltd.	$488.2
Yongye International	**$441.0**
Liuzhou Chemical Industry Co., Ltd.	$329.7
Guangxi Hechi Chemical Co., Ltd.	$246.8
Migao Corporation	$147.7
China Green Agriculture, Inc.	$31.3

Historical Growth (2-Fiscal Year Revenue)	
China Green Agriculture, Inc.	104.3%
Anhui Liuguo Chemical Co., Ltd.	47.5%
Yongye International	**43.8%**
Nanjing Redsun Co. Ltd.	37.3%
Stanley Fertilizer Co., Ltd.	32.0%
Chongqing JianFeng Chemical Co., Ltd	26.4%
Guangxi Hechi Chemical Co., Ltd.	23.8%
Anhui Sierte Fertilizer Industry Co., Ltd.	19.7%
Sinofert Holdings Ltd.	18.6%
Yunnan Yuntianhua Co., Ltd.	17.7%
Liuzhou Chemical Industry Co., Ltd.	16.2%
Migao Corporation	-2.8%
Ko Yo Chemical Group Limited	-6.1%

Historical Growth (1-Fiscal Year Revenue)	
Anhui Liuguo Chemical Co., Ltd.	77.3%
Chongqing JianFeng Chemical Co., Ltd	28.4%
Nanjing Redsun Co. Ltd.	23.9%
China Green Agriculture, Inc.	21.0%
Guangxi Hechi Chemical Co., Ltd.	20.3%
Yongye International	**13.5%**
Sinofert Holdings Ltd.	12.3%
Stanley Fertilizer Co., Ltd.	10.7%
Anhui Sierte Fertilizer Industry Co., Ltd.	7.9%
Liuzhou Chemical Industry Co., Ltd.	3.2%
Yunnan Yuntianhua Co., Ltd.	-2.2%
Ko Yo Chemical Group Limited	-6.6%
Migao Corporation	-25.6%

Historical Growth (2-Fiscal Year EBITDA)	
Nanjing Redsun Co. Ltd.	106.3%
China Green Agriculture, Inc.	49.3%
Yongye International	**46.8%**
Sinofert Holdings Ltd.	42.6%
Guangxi Hechi Chemical Co., Ltd.	36.7%
Anhui Sierte Fertilizer Industry Co., Ltd.	24.4%
Stanley Fertilizer Co., Ltd.	18.8%
Chongqing JianFeng Chemical Co., Ltd	15.9%
Anhui Liuguo Chemical Co., Ltd.	10.7%
Liuzhou Chemical Industry Co., Ltd.	6.2%
Yunnan Yuntianhua Co., Ltd.	-11.3%
Ko Yo Chemical Group Limited	-15.2%
Migao Corporation	NMF

Historical Growth (1-Fiscal Year EBITDA)	
Nanjing Redsun Co. Ltd.	104.7%
Chongqing JianFeng Chemical Co., Ltd	42.6%
China Green Agriculture, Inc.	21.1%
Yongye International	**20.0%**
Stanley Fertilizer Co., Ltd.	12.0%
Anhui Sierte Fertilizer Industry Co., Ltd.	11.8%
Sinofert Holdings Ltd.	11.2%
Liuzhou Chemical Industry Co., Ltd.	-8.1%
Guangxi Hechi Chemical Co., Ltd.	-13.7%
Anhui Liuguo Chemical Co., Ltd.	-25.5%
Yunnan Yuntianhua Co., Ltd.	-33.6%
Ko Yo Chemical Group Limited	-37.0%
Migao Corporation	NMF

Projected Growth (1-Fiscal Year Revenue)	
Yunnan Yuntianhua Co., Ltd.	245.9%
Anhui Sierte Fertilizer Industry Co., Ltd.	45.1%
Ko Yo Chemical Group Limited	38.9%
Yongye International	**31.6%**
Stanley Fertilizer Co., Ltd.	29.2%
Nanjing Redsun Co. Ltd.	25.7%
Anhui Liuguo Chemical Co., Ltd.	15.9%
Chongqing JianFeng Chemical Co., Ltd	15.8%
Liuzhou Chemical Industry Co., Ltd.	8.0%
Sinofert Holdings Ltd.	4.2%
Migao Corporation	-13.4%
Guangxi Hechi Chemical Co., Ltd.	NA
China Green Agriculture, Inc.	NA

Projected Growth (1-Fiscal Year EBITDA)	
Yunnan Yuntianhua Co., Ltd.	138.6%
Ko Yo Chemical Group Limited	77.9%
Anhui Sierte Fertilizer Industry Co., Ltd.	69.5%
Stanley Fertilizer Co., Ltd.	44.9%
Nanjing Redsun Co. Ltd.	30.1%
Yongye International	**12.3%**
Chongqing JianFeng Chemical Co., Ltd	-5.6%
Sinofert Holdings Ltd.	-11.5%
Liuzhou Chemical Industry Co., Ltd.	-14.8%
Migao Corporation	NMF
Anhui Liuguo Chemical Co., Ltd.	NA
China Green Agriculture, Inc.	NA
Guangxi Hechi Chemical Co., Ltd.	NA

**This presentation is an English translation of the presentation made to the Special Committee in Chinese only on August 29, 2013. The English translation of the presentation was not distributed to any member of the Special Committee at any time and is provided for the purpose of reader convenience only.*

Notes:
1. No company used for comparative purposes is identical to the Company
2. Based on public trading prices of common stock
Converted to US$ using relevant rates as of 8/28/2013
LTM refers to the most recently completed twelve month period for which financial information has been made public
NA refers to not available
NMF refers to not meaningful figure

Benchmarking Analysis[1] (cont.)

Profitability (LTM EBITDA to LTM Revenue)	
Yongye International	33.0%
China Green Agriculture, Inc.	31.0%
Ko Yo Chemical Group Limited	15.0%
Liuzhou Chemical Industry Co., Ltd.	14.7%
Yunnan Yuntianhua Co., Ltd.	12.3%
Chongqing JianFeng Chemical Co., Ltd	11.5%
Anhui Sierte Fertilizer Industry Co., Ltd.	11.5%
Nanjing Redsun Co. Ltd.	10.5%
Stanley Fertilizer Co., Ltd.	8.1%
Guangxi Hechi Chemical Co., Ltd.	7.8%
Anhui Liuguo Chemical Co., Ltd.	4.5%
Sinofert Holdings Ltd.	3.4%
Migao Corporation	-2.2%

Relative Depreciation (LTM Depreciation to LTM EBITDA)	
Guangxi Hechi Chemical Co., Ltd.	118.0%
Yunnan Yuntianhua Co., Ltd.	81.5%
Liuzhou Chemical Industry Co., Ltd.	73.2%
Anhui Liuguo Chemical Co., Ltd.	66.1%
Chongqing JianFeng Chemical Co., Ltd	57.8%
Ko Yo Chemical Group Limited	39.7%
Nanjing Redsun Co. Ltd.	29.8%
Sinofert Holdings Ltd.	28.5%
Anhui Sierte Fertilizer Industry Co., Ltd.	20.4%
China Green Agriculture, Inc.	17.9%
Stanley Fertilizer Co., Ltd.	10.3%
Yongye International	10.1%
Migao Corporation	NMF

Internal Investment (LTM Capex to LTM Revenue)	
Ko Yo Chemical Group Limited	48.4%
Chongqing JianFeng Chemical Co., Ltd	17.3%
Anhui Sierte Fertilizer Industry Co., Ltd.	16.2%
Yunnan Yuntianhua Co., Ltd.	15.5%
Stanley Fertilizer Co., Ltd.	11.1%
China Green Agriculture, Inc.	10.3%
Anhui Liuguo Chemical Co., Ltd.	8.8%
Guangxi Hechi Chemical Co., Ltd.	6.6%
Liuzhou Chemical Industry Co., Ltd.	5.1%
Nanjing Redsun Co. Ltd.	2.6%
Migao Corporation	1.7%
Sinofert Holdings Ltd.	1.0%
Yongye International	0.4%

Liquidity (Current Ratio as of 06/28/2013)	
China Green Agriculture, Inc.	4.1
Yongye International	3.5
Stanley Fertilizer Co., Ltd.	2.2
Migao Corporation	1.8
Chongqing JianFeng Chemical Co., Ltd	1.5
Anhui Sierte Fertilizer Industry Co., Ltd.	1.5
Sinofert Holdings Ltd.	1.3
Nanjing Redsun Co. Ltd.	1.0
Anhui Liuguo Chemical Co., Ltd.	0.9
Ko Yo Chemical Group Limited	0.9
Yunnan Yuntianhua Co., Ltd.	0.7
Guangxi Hechi Chemical Co., Ltd.	0.6
Liuzhou Chemical Industry Co., Ltd.	0.6

Leverage[2] (Debt to EV as of 08/28/2013)	
Migao Corporation	124.6%
Ko Yo Chemical Group Limited	100.3%
Yunnan Yuntianhua Co., Ltd.	75.8%
China Green Agriculture, Inc.	54.3%
Chongqing JianFeng Chemical Co., Ltd	52.0%
Sinofert Holdings Ltd.	39.7%
Anhui Liuguo Chemical Co., Ltd.	39.5%
Guangxi Hechi Chemical Co., Ltd.	27.3%
Yongye International	23.1%
Nanjing Redsun Co. Ltd.	22.9%
Anhui Sierte Fertilizer Industry Co., Ltd.	18.4%
Liuzhou Chemical Industry Co., Ltd.	15.6%
Stanley Fertilizer Co., Ltd.	3.7%

Account Receivable Turnover Days (LTM Period)	
Yongye International	187.2
Migao Corporation	143.9
China Green Agriculture, Inc.	132.1
Guangxi Hechi Chemical Co., Ltd.	53.1
Yunnan Yuntianhua Co., Ltd.	49.1
Liuzhou Chemical Industry Co., Ltd.	30.8
Nanjing Redsun Co. Ltd.	16.6
Anhui Liuguo Chemical Co., Ltd.	13.3
Anhui Sierte Fertilizer Industry Co., Ltd.	12.5
Sinofert Holdings Ltd.	5.2
Ko Yo Chemical Group Limited	3.6
Chongqing JianFeng Chemical Co., Ltd	0.1
Stanley Fertilizer Co., Ltd.	0.0

Inventory Turnover Days (LTM Period)	
Yongye International	171.5
China Green Agriculture, Inc.	137.0
Anhui Sierte Fertilizer Industry Co., Ltd.	135.5
Nanjing Redsun Co. Ltd.	121.5
Guangxi Hechi Chemical Co., Ltd.	110.3
Anhui Liuguo Chemical Co., Ltd.	109.4
Migao Corporation	108.8
Liuzhou Chemical Industry Co., Ltd.	102.0
Yunnan Yuntianhua Co., Ltd.	97.3
Stanley Fertilizer Co., Ltd.	79.1
Sinofert Holdings Ltd.	49.8
Chongqing JianFeng Chemical Co., Ltd	39.0
Ko Yo Chemical Group Limited	23.3

**This presentation is an English translation of the presentation made to the Special Committee in Chinese only on August 29, 2013. The English translation of the presentation was not distributed to any member of the Special Committee at any time and is provided for the purpose of reader convenience only.*

Notes:
1. No company used for comparative purposes is identical to the Company
2. Based on public trading prices of common stock
Converted to US$ using relevant rates as of 8/28/2013
LTM refers to the most recently completed twelve month period for which financial information has been made public
NA refers to not available
NMF refers to not meaningful figure

Going Private Transaction Price Revision Study

- Of 26 closed going-private transactions involving U.S. listed Chinese companies, 12 had price revisions; of the 17 on-going transactions, 3 have had price revisions
- Deals with price revisions, on average, increase by 7.3%[1] per share

Selected U.S.-Listed Chinese Company Going-Private Transactions – Price Revision Study[1]

Ann. Date	Target	Acquiror	Domiciled Location	Initial Offer Date	Initial Offer Price ($)	Final Offer Date	Final Offer Price ($)	% Change	# of Revisions
Announced Deals									
2/15/2013	China Shenghuo Pharmaceutical Holdings, Inc.	Guihua Lan (Chairman and CEO)	Delaware	2/13/2013	0.15	4/16/2013	0.16	6.7%	1
1/6/2012	Jingwei International Limited	Jianguo Du (Chairman and CEO)	Nevada	1/6/2012	1.56	2/9/2012	2.20	41.0%	1
12/13/2011	WSP Holdings Ltd.	Longhua Piao (Chairman and CEO), H.D.S. Investments, and UMW Holdings	Cayman	12/13/2011	3.00	2/21/2013	3.20	6.7%	1
Closed Deals									
7/8/2013	7 Days Group Holdings Limited	Boquan He (Co-Chairman and Founder), Nanyan Zheng (Co-Chairman and Founder), Carlyle,	Cayman	9/26/2012	12.70	2/28/2013	13.80	8.7%	1
9/12/2012	3SBio Inc.	Jing Lou (Chairman and CEO), CITIC PE	Cayman	9/12/2012	15.00	4/22/2013	16.70	11.3%	2
8/13/2012	Focus Media Holding Ltd.	Jason Nanchun Jiang (Chairman and CEO), China Everbright, FountainVest Partners, CITIC Capital Partners, The Carlyle Group, Fosun International	Cayman	8/13/2012	27.00	12/19/2012	27.50	1.9%	1
9/7/2012	Syswin Inc.	Liangsheng Chen (CEO and President)	Cayman	9/7/2012	2.00	12/24/2012	2.05	2.5%	1
5/21/2012	Yucheng Technologies Limited	Weidong Hong (Chairman and CEO)	BVI	5/21/2012	3.80	8/13/2012	3.90	2.6%	1
2/24/2012	Gushan Environmental Energy Ltd.	Jianqiu Yu (Chairman and Principal Executive Officer)	Cayman	2/24/2012	1.60	9/13/2012	1.65	3.2%	2
2/21/2012	China TransInfo Technology Corp.	Shudong Xia (Chairman and CEO), Danxia Huang (Vice President and Director), SAIF Partners	Nevada	2/21/2012	5.65	6/8/2012	5.80	2.7%	1
1/9/2012	Pansoft Company Limited	Hugh Wang (Chairman) and Guoqiang Lin (CEO)	BVI	1/9/2012	3.76	5/17/2012	4.15	10.4%	1
11/14/2011	China GreenTech Corp. Ltd.	Yingjie Gao (Chairman and CEO), Rong Yu (CFO), Yin Huang	Cayman	11/14/2011	3.10	1/12/2012	3.15	1.6%	1
3/25/2011	Funtalk China Holdings Limited	Kuo Zhang (Chairman), Dongping Fei (CEO), Hengyang Zhou (President of Subsidairy), ARC Capital, PAG Asia, Golden Meditech Holdings	Cayman	3/25/2011	7.10	5/11/2011	7.20	1.4%	1
11/11/2010	Chemspec International Limited	Jianhua Yang (Chairman and CEO), Primavera Capital Management	Cayman	11/11/2010	8.00	3/9/2011	8.10	1.3%	1
11/3/2010	Fushi Copperweld, Inc.	Li Fu (Chairman and Co-CEO), Yuyan Zhang, Xin Liu, and Abax Global Capital	Nevada	11/3/2010	11.50	12/28/2011	9.50	(17.4%)	2
		Mean						7.3%	1
		Median						2.9%	1

**This presentation is an English translation of the presentation made to the Special Committee in Chinese only on August 29, 2013. The English translation of the presentation was not distributed to any member of the Special Committee at any time and is provided for the purpose of reader convenience only.*

Source: Capital IQ, Company filings

Note: 1. Fushi Copperweld, Inc. % change is excluded from mean and median calculation